EXHIBIT 10.1
NORTHFIELD BANK
AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment is made effective as of the 1st day of January, 2022 (the “Effective Date”), by and between Northfield Bank (the “Bank”), a federally-chartered savings bank with its principal offices at 1731 Victory Boulevard, Staten Island, New York 10314-3598, and __________ (“Executive”).

WHEREAS, the Bank is a wholly-owned subsidiary of Northfield Bancorp, Inc., a stock holding company chartered in the State of Delaware (the “Company”); and

WHEREAS, Executive and the Bank entered into an employment agreement dated January 1, 2021 (the “Agreement”); and

WHEREAS, the Bank and Executive believe it is in the best interests of the Bank to renew the Agreement in its entirety with the exception of Section 6(a);

RESOLVED, Section 6(a) of the Agreement shall be replaced in its entirety with the following:

(a) “Termination for Just Cause” shall mean termination because of Executive’s (i) material act of willful misconduct in connection with the performance of the Executive’s duties, including, without limitation, misappropriation of funds or property of the Bank or an affiliate, (ii) material disregard for, or violation of, any laws or regulations, the Bank’s Code of Conduct or other policies or procedures that could result in financial or reputational harm to the Bank; (iii) conviction for, or plea of nolo contendere (i.e. a plea by which a defendant in a criminal prosecution accepts conviction as though a guilty plea had been entered but does not admit guilt)to, (x) any felony or (y) a misdemeanor involving deceit, dishonesty, or fraud; (iv) commission of any misconduct, whether or not related to the Bank or any of its affiliates, that has caused, or would reasonably be expected to cause, material detriment to the Bank’s or its affiliates’ reputation, business operation or relation with its employees, customers, vendors, or regulators; and (v) continued, willful and deliberate material non-performance of assigned duties (other than by reason of the physical or mental illness, incapacity or disability), that has continued for more than thirty (30) days following written notice providing the details thereof by the Board of Directors of the Bank to the Executive.

RESOLVED FURTHER, except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect and this Amendment together with the Employment Agreement, shall constitute one agreement between the parties.

IN WITNESS WHEREOF the Bank and Executive have signed (or caused to be signed) this Agreement, on _______________, 2021.

Northfield Bank
Attest:
By:

Secretary	Title:

Attest:	Executive

Secretary	Name of Executive and Title

Northfield Bancorp, Inc.
Attest:	(The Company is executing this Agreement only for the purposes of acknowledging the obligations of the Company hereunder.)

By:
Secretary
Title:

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